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                                FIRST AMENDMENT
                                      TO
                            SUBSCRIPTION AGREEMENT

      This First Amendment to Purchase and Sale Agreement ("First Amendment") is made as July 31, 1999, by and between CyNet, Inc., a Texas corporation (the "Company") and Cynet Holdings, LLC, a Texas limited liability company ("Subscriber").

      WHEREAS, the undersigned parties have entered into that certain Subscription Agreement dated as of July 22, 1998 (the "Subscription Agreement"), providing, among other things, for the Subscriber's agreement to provide the Company up to $10,000,000 of equity capital in exchange for shares of the Company's Class A Common Stock; and

      WHEREAS, the parties desire to amend the Subscription Agreement as set forth below.

      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Extension of Deadline for Installments. Section 1(a) is amended to provide that the date on which all outstanding installments for the subscription for the Shares are due and payable is December 31, 1999, in lieu of December 31, 1998.

2. Issuance of Class B Common Stock. Section 1 is further amended by adding the following new subsection (d), which reads as follows:

                  "(d) In the event the Company determines that there is an
            insufficient number of shares of Class A Common Stock for issuance under this Agreement, the Company shall issue shares of its Class B Common Stock, no par value per share (the "Class B Common Stock") in lieu of Class A Common Stock. As used herein, the terms "Shares" and "Securities" as used throughout this Agreement are deemed to include all shares of Class B Common Stock acquired by Subscriber pursuant to this Section 1(d)."

3.    Miscellaneous.

      (a) This First Amendment is irrevocable, and may not be amended, modified or supplemented except by written instrument executed by the parties hereto.

      (b) This First Amendment shall inure to the benefit of the parties hereto, their respective successors and assigns.

      (c) This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

      (d) Any capitalized term not otherwise defined herein shall have the meaning given to it in the Subscription Agreement.

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      (e)   Except as expressly amended by this Amendment, the terms, provisions and conditions of the Subscription Agreement are unchanged, and the Subscription Agreement, as so amended, shall remain in full force and effect and is hereby confirmed and ratified.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first above written.

                                    SUBSCRIBER:

                                    CYNET HOLDINGS, LLC


                                    By: /s/ Vincent C. Beale, Sr.
                                       -----------------------------------
                                          Vincent C. Beale, Sr., President


                                    THE COMPANY:

                                    CYNET, INC.


                                    By: /s/ Samuel C. Beale
                                       --------------------------------------
                                          Samuel C. Beale, Vice President
                                          and General Counsel
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